UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2018

Longfin Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38192	81-5312393
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

195 US Highway 9, STE 204A, Unit 1
Manalapan, NJ	07726
(Address of Principal Executive Offices)	(Zip Code)

(646) 202-9550

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.03	Bankruptcy or Receivership.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Following the unsuccessful efforts of Longfin Corp., (the “Company”) to restructure outstanding debt and to otherwise satisfy creditor obligations that would enable the Company to continue operations, the Company’s Board of Directors determined it was in the best interests of the Company’s stockholders, creditors and other interested parties to cease operations and to provide for an orderly liquidation of its assets by entering into an irrevocable Assignment for the Benefit of Creditors (the “Assignment”). The Assignment is a common law business liquidation mechanism under New Jersey law that is an alternative to a formal bankruptcy proceeding.

On November 14, 2018, the Company entered into the Assignment which was filed on November 19, 2018 with the Monmouth County Clerk, Freehold NJ, on behalf of the Company. At the time of filing, the Company’s liabilities exceeded its assets and its current cash flow was insufficient to meet the obligations of the Company and its subsidiaries.

Anthony Sodono, III, Esquire, with an address of 75 Livingston Avenue, Roseland, New Jersey 07068 (“Assignee”) has been designated Assignee and will serve in a fiduciary capacity in connection with the Assignment effective immediately.

Under the terms of the Assignment, the Company transferred to the Assignee, in trust for the benefit of each of the Company’s creditors, all property, including but not limited to the Company’s assets, accounts receivable, lists of creditors, books and records, etc. The Assignee has the full power and authority to dispose of Company property, sue for and recover in his own name everything belonging to the Company, compromise and settle all claims, disputes and litigations of, and review and transfers of the Company’s property. The Assignee shall pay and discharge all the debts and liabilities to the extent the funds are available after payment of administrative expenses, costs, and disbursements. Given the amount of the Company’s liabilities, the Company does not anticipate any distributions for its stockholders from its remaining assets.

All disclosures regarding the Assignment set forth in this Current Report on Form 8-K are qualified by and subject to the terms and conditions set forth in the Assignment attached as an exhibit to this Current Report.

Item 2.06	Material Impairments.

The information set forth under Item 1.03 of this Current Report on Form 8-K regarding the Assignment is incorporated by reference in response to this Item 2.06. As a result of the Assignment, the Company has concluded that a material impairment charge may be required for all of the Company’s assets. The Company is unable to determine the amount of the impairment charge at this time.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Assignment described in Item 1.03 above, all of the employees of the Company were terminated.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Assignment for the Benefit of Creditors dated November 14, 2018.
99.1	Monmouth County Document Summary Sheet dated November 19, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGFIN CORP

Date:	November 21, 2018	/s/ Venkata S Meenavalli
Venkata S Meenavalli
Chief Executive Officer

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